Exhibit 99.1

NEWS RELEASE

Contact:
Investor Relations
Irvine Sensors Corporation
714-444-8718
investorrelations@irvine-sensors.com

Irvine Sensors Signs Definitive Agreement
to Sell Thermal Imaging Business

FOR IMMEDIATE RELEASE

COSTA MESA, CALIFORNIA – October 18, 2011 — Irvine Sensors Corporation (OTCBB Symbol: IRSN.OB, the “Company”), today announced that it has entered into a definitive agreement to sell its thermal imaging business unit to Vectronix, Inc., a subsidiary of Vectronix A.G., owned by Sagem, for an upfront amount in cash, plus deferred payments on the sale by Vectronix of thermal imaging products (the “Transaction”). Previously, the Company’s thermal imaging division provided products to Optics 1, Inc., also a subsidiary of Vectronix A.G., under the terms of a Teaming Agreement between the Company and Optics 1, Inc.

The Transaction has been approved by the Company’s Board of Directors and is subject to customary terms and conditions, and conditions to closing including approval by the Committee on Foreign Investment in the United States (CFIUS) and by the Company’s stockholders. A special stockholder meeting to approve the Transaction is planned to be held in December 2011. The Transaction is expected to close in early January 2012.

Seth W. Hamot, Chairman of the Company’s Board, said “As we have spent time at ISC through 2011, the Board has concluded that it would be advantageous to focus the firm’s future efforts on our core stacking technology and the immediate opportunities available in Cyber security.   We intend to build our 2012 business plan around these specific technologies, creating a set of solutions that our clients need now and in the future.   Our Thermal Imaging business did not support this direction, and we feel this sale represents a great opportunity for both ISC and Sagem to move forward separately.”

About Irvine Sensors

Irvine Sensors Corporation (www.irvine-sensors.com), headquartered in Costa Mesa, California, is a technology company engaged in the design, development, manufacture and sale of security products, software, vision systems and miniaturized electronic products and higher level systems incorporating such products for defense, information technology and physical security for government and commercial applications. Irvine Sensors also performs customer-funded contract research and development related to these systems and products, mostly for U.S. government customers or prime contractors. Irvine Sensors offers certain higher-level products in the fields of thermal imaging cores and high speed processing for information security that take advantage of the Company’s advanced electronic packaging technologies.
For more information: www.irvine-sensors.com

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About Vectronix AG
Vectronix is a leader in the development and manufacturing of integrated handheld, module, and precision systems for observation, detection, geo-positioning, and targeting solutions. Leveraging core competencies in electro-optics, laser range finding, and north-finding technologies, Vectronix AG supports the requirements of defense and law enforcement. Headquartered in Heerbrugg, Switzerland, Vectronix AG is owned by Sagem and maintains two subsidiaries with four branches in the U.S.
For more information: www.vectronix.ch

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This message may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the ability to close the sale of thermal imaging business unit, the expected date of the special stockholders meeting and the closing of the transaction, and the Company’s future operating results. Such statements speak only as of the date hereof and are subject to change. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, the parties’ efforts to comply with and satisfy applicable regulatory clearances and closing conditions relating to the transaction and closing conditions relating to the transaction, the risks inherent in asset sales including the costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues and unanticipated accounting charges, as well as the general economic, market and political conditions and specific conditions that may impact our operations. Further information on Irvine Sensors Corporation, including additional risk factors that may affect our forward looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and our other SEC filings that are available through the SEC’s website (www.sec.gov).

About Sagem
Sagem, a high-tech company that holds world or European leadership positions in optronics, avionics, electronics and safety-critical software for both civil and military markets. Sagem is the No. 1 company in Europe and No. 3 worldwide for inertial navigation systems (INS) used in air, land and naval applications. It is also the world leader in helicopter flight controls and the European leader in optronics and tactical UAV systems. Operating across the globe, Sagem and its subsidiaries employ 7,000 people in Europe, Southeast Asia and North America. Sagem is the commercial name of the company Sagem Défense Sécurité.
For more information: www.sagem-ds.com

The Company will distribute proxy materials for the special stockholder meeting, which will more fully explain the Transaction, in the coming weeks. The proxy materials will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement through the Company’s web site at www.irvine-sensors.com. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from the Company by contacting Irvine Sensors Corporation, Attn: Investor Relations, 3001 Red Hill, B4-108, Costa Mesa, CA 92626.

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